Exhibit 99.2
EXECUTION VERSION
CREDIT SUISSE
Eleven Madison Avenue
New York, NY 10010
CONFIDENTIAL
October 12, 2005
Blackboard Inc.
1899 L Street, N.W.
Washington D.C. 20036

Attention:	Michael L. Chasen
Chief Executive Officer
Project College
$80,000,000 Senior Secured Credit Facilities
Commitment Letter
Ladies and Gentlemen:
     You have advised Credit Suisse (together with its affiliates, “Credit Suisse”, “we” or “us”) that Blackboard Inc. (“you” or the “Borrower”) intends to acquire (the “Acquisition”) all the capital stock of WebCT, Inc. a Delaware corporation (the “Company”) from its current shareholders (together, the “Sellers”), and to consummate the other Transactions (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”).
     You have further advised us that, in connection therewith, the Borrower will obtain the senior secured credit facilities (collectively, the “Facilities”) described in the Term Sheet in an aggregate principal amount of up to $80,000,000 consisting of (A) a $10,000,000 senior secured revolving credit facility, and (B) a $70,000,000 senior secured term loan facility.
1. Commitments.
     In connection with the foregoing, Credit Suisse (the “Initial Lender”) is pleased to advise you of its commitment to provide the entire principal amount of the Facilities, upon the terms and subject to the conditions set forth or referred to in this commitment letter (including the Term Sheet and other attachments hereto, this “Commitment Letter”).
2. Agency Roles.
     You hereby appoint Credit Suisse to act, and Credit Suisse hereby agrees to act, as sole administrative agent, sole collateral agent, sole bookrunner and sole lead arranger for the Facilities (collectively, the “Agent”) on the terms and subject to the conditions set forth or referred to in this Commitment Letter. The Agent, in such capacities, will perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid in connection with the Facilities unless you and we shall so agree.

3. Syndication.
     We reserve the right, prior to or after the execution of definitive documentation for the Facilities, to syndicate all or a portion of our commitments hereunder to a group of banks, financial institutions and other institutional lenders (together with the Initial Lender, the “Lenders”) identified by us in consultation with you. We intend to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist us in completing a satisfactory syndication. Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships, (b) senior management of the Borrower being made available to the proposed Lenders as well as your using commercially reasonable efforts to cause representatives and advisors of the Company to be made available to the proposed Lenders, in each case, upon reasonable request during normal business hours, (c) assistance by you (and your using commercially reasonable efforts to cause the assistance by the Company) in the preparation of a Confidential Information Memorandum for each of the Facilities and other customary marketing materials to be used in connection with the syndications, (d) prior to the launch of the syndications your using commercially reasonable efforts to obtain ratings for each of the Facilities from each of Standard & Poor’s Ratings Service (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) and (e) the hosting, with the Agent, of one or more meetings of prospective Lenders as reasonably requested by the Agent. You agree, at the request of the Agent, to assist in the preparation of a version of the Confidential Information Memorandum and other marketing materials and presentations to be used in connection with the syndication of the Facilities, consisting exclusively of information and documentation that is either (i) publicly available or (ii) not material with respect to the Borrower, the Company or their respective subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws (all such information and documentation being “Public Information”). Any information and documentation that is not Public Information is referred to herein as “Private Information”. You further agree that each document to be disseminated by the Agent to any Lender in connection with the Facilities will be identified by you as either (i) containing Private Information or (ii) containing solely Public Information.
     Subject to the terms hereof, the Agent will manage all aspects of any syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders, any naming rights and the amount and distribution of fees among the Lenders. To assist the Agent in its syndication efforts, you agree promptly to prepare and provide (and to use commercially reasonable efforts to cause the Company to provide) to the Agent all information with respect to the Borrower, the Company and their respective subsidiaries, the Transactions and the other transactions contemplated hereby, including all financial information and projections (the “Projections”), as we may reasonably request.
4. Representations and Warranties.
     You hereby represent and covenant (and it shall be a condition to our commitment hereunder and agreement to perform the services described herein) that (a) all information other than the Projections (the “Information”) that has been or will be made available to the Agent by or on behalf of you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to the Agent by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon accounting principles consistent with the historical financial statements of the Borrower and upon assumptions that are reasonable at the time made and at the time the related

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Projections are made available to the Agent, it being understood that actual results may vary materially from the Projections. You agree that if at any time prior to the closing of the Facilities you become aware that any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations will be correct under those circumstances. In arranging and syndicating the Facilities, we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.
5. Fees.
     As consideration for the Initial Lender’s commitment hereunder and the Agent’s agreement to perform the services described herein, you agree to pay to the Agent and the Initial Lender the fees set forth in this Commitment Letter and in the fee letter dated the date hereof and delivered herewith with respect to the Facilities (the “Fee Letter”).
6. Conditions Precedent.
     The Initial Lender’s commitment hereunder and the Agent’s agreement to perform the services described herein are subject to, (a) our not having discovered or otherwise become aware of any information not previously disclosed to or known by us that is inconsistent with any Information (including, without limitation, the information contained in the financial model (and any actual or implicit assumptions thereunder) of the Borrower, the Company and their respective subsidiaries that was provided to us on October 5, 2005 (the “Bank Forecast”), which inconsistency or inconsistencies, individually or in the aggregate, constitutes or would reasonably be expected to constitute, a material adverse affect on the business, assets, liabilities, operations, financial condition, or historical, current or projected operating results (as set forth in the Bank Forecast) of the Borrower, the Company and their respective subsidiaries, taken as a whole, (b) except as previously disclosed to us, there not having occurred any event, change or condition since December 31, 2004 (the date of the most recent audited financial statements of the Company delivered to the Agent as of the date hereof) that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, financial condition, or the historical, current or projected operating results (as set forth in the Bank Forecast) of the Borrower and its subsidiaries and the Company and its subsidiaries, taken as a whole, (c) our satisfaction that, prior to and during the syndication of the Facilities, there shall be no other issues of debt securities or commercial bank or other credit facilities of the Borrower, the Company or their respective subsidiaries being offered, placed or arranged, (d) the negotiation, execution and delivery of definitive documentation with respect to the Facilities reasonably satisfactory to the Agent and its counsel, (e) the Agent’s having been afforded a period of at least 30 consecutive days following the launch of the general syndication of the Facilities and immediately prior to the Closing Date to syndicate the Facilities (provided that such period shall not include any day from and including December 16, 2005 through and including January 2, 2006), (f) your providing a detailed business plan or projections of the Borrower and its subsidiaries for the years 2005 through 2010 and for the quarters beginning with the third fiscal quarter of 2005 and through the second fiscal quarter of 2007, in form and substance reasonably satisfactory to the Agent, (g) your compliance, in all material respects, with the terms of this Commitment Letter and the Fee Letter, and (h) the other conditions set forth or referred to in the Term Sheet and the other exhibits hereto. For the purposes of clauses (b) and (c) of this paragraph, any material adverse change, event, circumstance or development with respect to the Company and its subsidiaries arising out of or resulting from the public announcement of the Merger Agreement, the Acquisition or the pendency or consummation of the Acquisition (including the requirement for or timing of regulatory approvals) shall be disregarded.

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7. Indemnification.
     You agree (a) to indemnify and hold harmless the Agent, the Initial Lender and their respective affiliates and their respective officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Transactions, the Facilities or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any of its affiliates), and to reimburse each such Indemnified Person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing (with, subject to customary exceptions for actual or potential conflicts of interest, all Indemnified Persons to use a single counsel in each jurisdiction), provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the willful misconduct or gross negligence of such Indemnified Person, and (b) to reimburse the Agent and the Initial Lender from time to time, upon presentation of a summary statement, for all reasonable out-of-pocket expenses (including but not limited to expenses of the Agent’s and the Initial Lender’s due diligence investigation, consultants’ fees, syndication expenses, travel expenses and fees, disbursements and other charges of counsel), in each case incurred in connection with the Facilities and the preparation of this Commitment Letter, the Fee Letter, the definitive documentation for the Facilities and any security arrangements in connection therewith; provided, however, that such expenses in excess of $275,000 shall not be reimbursed unless approved in advance by the Borrower, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Commitment Letter, no Indemnified Person shall be liable for any damages arising from the unauthorized use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems or for any indirect, special, punitive or consequential damages in connection with its activities related to the Facilities.
8. Sharing Information.
     You acknowledge that the Agent, the Initial Lender and their respective affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise. Neither we nor any of our affiliates will use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you in connection with the performance by us of services for other companies, and we will not furnish any such information to other companies. You also acknowledge that neither we nor any of our affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies.
     You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and Credit Suisse has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether Credit Suisse and/or its affiliates have advised or are advising you on other matters, (b) Credit Suisse, on the one hand, and you, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of Credit Suisse, (c) you are capable of evaluating and understanding, and you do understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that Credit Suisse and its affiliates are engaged in a broad range of transactions that may involve interests that differ from your interests and that Credit Suisse has

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no obligation to disclose any such interests or transactions to you by virtue of any fiduciary, advisory or agency relationship, and (e) you waive, to the fullest extent permitted by law, any claims you may have against Credit Suisse for breach of fiduciary duty or alleged breach of fiduciary duty and agree that Credit Suisse shall have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employers or creditors.
     You acknowledge that Credit Suisse First Boston LLC, an affiliate of Credit Suisse, is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse First Boston LLC and its affiliates may provide investment banking and other financial services to, and/or acquire, hold or sell, for their own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by Credit Suisse First Boston LLC or any of its affiliates or customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
9. Assignments, Amendments, Governing Law, Etc.
     This Commitment Letter shall not be assignable by you without the prior written consent of the Agent (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons) and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons). In connection with any syndication contemplated by Section 3 above, the Initial Lender may assign its commitment hereunder to any of its affiliates or any prospective Lender. Notwithstanding the foregoing, the Initial Lender shall not be released from the syndicated portion of its commitment hereunder by any such syndication unless and until the applicable assignee first funds such portion of the commitment hereunder; provided, however, that nothing herein shall be read to require the Initial Lender to maintain any portion of the loans under the facilities after the Closing Date. Any and all obligations of, and services to be provided by, the Agent or the Initial Lender hereunder (including, without limitation, the Initial Lender’s commitment) may be performed and any and all rights of the Agent or the Initial Lender hereunder may be exercised by or through any of its affiliates or branches. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Agent, the Initial Lender and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter supersede all prior understandings, whether written or oral, between us with respect to the Facilities. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
10. Jurisdiction.
     Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State

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court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
11. Confidentiality.
     This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Fee Letter nor any of their terms or substance, nor the activities of the Agent or the Initial Lender pursuant hereto, shall be disclosed, directly or indirectly, to any other person except (a) to your officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis or (b) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof); provided that you may disclose this Commitment Letter and the contents hereof (but not the Fee Letter or the contents thereof) to the Company and its officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis.
     Notwithstanding anything herein to the contrary, any party to this Commitment Letter (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Commitment Letter and the Fee Letter and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Commitment Letter or the Fee Letter, and (ii) no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws. For this purpose, the tax treatment of the transactions contemplated by this Commitment Letter and the Fee Letter is the purported or claimed U.S. federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of such transactions.
12. Surviving Provisions.
     The compensation, reimbursement, indemnification, confidentiality, jurisdiction and waiver of jury trial provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Initial Lender’s commitments and the Agent’s agreements hereunder.
13. Waiver of Jury Trial.
     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

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14. PATRIOT Act Notification.
     The Agent and the Initial Lender hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Agent and each Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow the Agent or such Lender to identify the Borrower in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to the Agent and each Lender.
15. Acceptance and Termination.
     If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on October 12, 2005. The Initial Lender’s commitment hereunder and the Agent’s agreements contained herein will expire at such time in the event that the Agent has not received such executed counterparts in accordance with the immediately preceding sentence. In the event that the initial borrowing in respect of the Facilities does not occur on or before the second anniversary of this Commitment Letter, then this Commitment Letter and the Initial Lender’s commitment and the Agent’s undertakings hereunder shall automatically terminate unless the Agent and the Initial Lender shall, in their sole discretion, agree to an extension. Before such date, if any event occurs or information becomes available that, in the reasonable and good faith judgment of the Agent and the Initial Lender, results or is likely to result in the failure to satisfy any condition precedent set forth or referred to in this Commitment Letter, the Agent shall so notify the Borrower in writing (including a detailed statement of the event or information that results or is likely to result in the failure to satisfy a condition precedent and identifying the specific condition precedent) and provide a period of at least sixty (60) days in which such failure (or likely failure) may be cured. If, following such cure period, it continues to be the reasonable and good faith judgment of the Agent and the Initial Lender that the event or information that was the subject of the notice results or is likely to result in the failure to satisfy any condition precedent set forth or referred to in this Commitment Letter, then the Agent and the Initial Lender may terminate this Commitment Letter and the Initial Lender’s commitment and the Agent’s undertakings hereunder.
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     We are pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.

Very truly yours,

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as the Agent and the Initial Lender

		By	/s/ Robert Hetu

Name: Robert Hetu Title: Director

		By	/s/ Cassandra Droogan

Name: Cassandra Droogan Title: Associate

Accepted and agreed to as of the date first above written:

BLACKBOARD INC.

By	/s/ Michael L. Chasen

Name: Michael Chasen Title: CEO

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EXHIBIT A
Project College
$80,000,000 Senior Secured Credit Facilities
Summary of Principal Terms and Conditions

Borrower:		Blackboard Inc. a Delaware corporation (the “Borrower”).

Transactions:		The Borrower intends to acquire (the “Acquisition”) all the capital stock of WebCT, Inc. (the “Company”) pursuant to an agreement and plan of merger (the “Merger Agreement”) proposed to be entered into by and between the Borrower and the Company and substantially in the form provided to the Agent on October 11, 2005. In connection with the Acquisition, (a) the Borrower will acquire the Company from the Sellers with the Sellers receiving an aggregate amount of $180.0 million in cash (the “Acquisition Consideration”), (b) the Borrower will obtain the senior secured credit facilities described below under the caption “Facilities” (the “Facilities”), (c) fees and expenses (to be acceptable to the Arranger) incurred in connection with the foregoing in an aggregate amount not to exceed $6.4 million (the “Transaction Expenses”) will be paid, and (d) certain other costs (to be acceptable to the Arranger) in an aggregate amount not to exceed $10.0 million (the “Other Costs”) will be paid. The transactions described in this paragraph are collectively referred to herein as the “Transactions”.

Sources and Uses:		The approximate sources and uses of the funds necessary to consummate the Transactions are set forth in Exhibit B to the Commitment Letter (the “Commitment Letter”) to which this Term Sheet is attached.

Agent:		Credit Suisse, acting through one or more of its branches or affiliates (“Credit Suisse”), will act as sole and exclusive administrative agent and collateral agent (collectively, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders (together with Credit Suisse, the “Lenders”), and will perform the duties customarily associated with such roles.

Sole Bookrunner and Sole Lead Arranger:		Credit Suisse will act as sole bookrunner and sole lead arranger for the Facilities (the “Arranger”), and will perform the duties customarily associated with such roles.

Syndication Agent:		At the option of the Arranger, a financial institution identified by the Arranger and acceptable to the Borrower (the “Syndication Agent”).

Documentation Agent:		At the option of the Arranger, a financial institution identified by the Arranger and acceptable to the Borrower (the “Documentation Agent”).

Facilities:	(A)	A first priority senior secured term loan facility in an aggregate principal amount of up to $70.0 million (the “Term Facility”).

ANNEX 1-1

	(B)	A first priority senior secured revolving credit facility in an aggregate principal amount of up to $10.0 million (the “Revolving Facility”), of which up to an aggregate amount to be agreed upon will be available in the form of letters of credit.

In connection with the Revolving Facility, Credit Suisse (in such capacity, the “Swingline Lender”) will make available to the Borrower a swingline facility under which the Borrower may make short-term borrowings of up to an aggregate amount to be agreed upon. Except for purposes of calculating the Commitment Fee described below, any such swingline borrowings will reduce availability under the Revolving Facility on a dollar-for-dollar basis. Each Lender under the Revolving Facility shall, promptly upon request by the Swingline Lender, fund to the Swingline Lender its pro rata share of any swingline borrowings.

Purpose:	(A)	The proceeds of the Term Facility will be used by the Borrower, on the date of the initial borrowing under the Facilities (the “Closing Date”), solely (a) to pay the Cash Consideration, (b) to refinance certain existing indebtedness, and (c) to pay the Transaction Expenses and Other Costs.

	(B)	The proceeds of loans under the Revolving Facility will be used by the Borrower solely for working capital purposes.

	(C)	Letters of credit will be used solely to support payment obligations incurred in the ordinary course of business by the Borrower and its subsidiaries.

Availability:	(A)	The full amount of the Term Facility must be drawn in a single drawing on the Closing Date. Amounts borrowed under the Term Facility that are repaid or prepaid may not be reborrowed.

	(B)	No loans under the Revolving Facility may be made on the Closing Date. Thereafter, loans under the Revolving Facility will be available at any time prior to the final maturity of the Revolving Facility, in minimum principal amounts to be agreed upon. Amounts repaid under the Revolving Facility may be reborrowed.

Interest Rates and Fees:		As set forth on Annex I hereto.

Default Rate:		The applicable interest rate plus 2.0% per annum.

Letters of Credit:		Letters of credit under the Revolving Facility will be issued by Credit Suisse or another Lender acceptable to the Borrower and the Agent (the “Issuing Bank”). Each letter of credit shall expire not later than the earlier of (a) 12 months after its date of issuance and (b) the fifth business day prior to the final maturity of the Revolving Facility; provided, however, that any letter of credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above).

Drawings under any letter of credit shall be reimbursed by the Borrower on the same business day. To the extent that the Borrower does not reimburse the Issuing Bank on the same business day, the Lenders under the Revolving Facility shall be irrevocably obligated to reimburse the Issuing Bank pro rata based upon their respective Revolving Facility commitments.

The issuance of all letters of credit shall be subject to the customary procedures of the Issuing Bank.

Final Maturity and Amortization:	(A)	Term Facility

The Term Facility will mature on the date that is six years after the Closing Date, and will amortize in equal quarterly installments in an aggregate annual amount equal to 1.0% of the original principal amount of the Term Facility during the first five years thereof with the balance payable in equal quarterly installments during the final year of the Term Facility.

	(B)	Revolving Facility

The Revolving Facility will mature and the commitments thereunder will terminate on the date that is five years after the Closing Date.

Guarantees:		All obligations of the Borrower under the Facilities and under any interest rate protection or other hedging arrangements entered into with the Agent, the Arranger, a Lender or any affiliate of any of the foregoing (the “Hedging Arrangements”) will be unconditionally guaranteed (the “Guarantees”) by each existing and subsequently acquired or organized domestic subsidiary, including, without limitation, the Company and its subsidiaries (the “Subsidiary Guarantors”).

Security:		The Facilities, the Guarantees and the Hedging Arrangements will be secured by substantially all the assets of the Borrower and each Subsidiary Guarantor (collectively, the “Collateral”), including but not limited to: (a) a perfected first-priority pledge of all the capital stock of the Company, (b) a perfected first-priority pledge of all the capital stock held by the Borrower or any Subsidiary Guarantor (which pledge, in the case of any foreign subsidiary, shall be limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary, and (c) perfected first-priority security interests in, and mortgages on, substantially all tangible and intangible assets of the Borrower and each Subsidiary Guarantor (including but not limited to accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, real property, cash, deposit and securities accounts, commercial tort claims, letter of credit rights, intercompany notes and proceeds of the foregoing).

All the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation, reasonably satisfactory to the Lenders, and none of the Collateral shall be subject to any other pledges, security interests or mortgages, subject to customary and limited exceptions to be agreed upon.

Mandatory Prepayments:	Loans under the Facilities shall be prepaid, in accordance with the order of application described below, with (a) if the ratio of total debt to EBITDA (to be defined) is greater than 2.0 to 1.0, 50% of Excess Cash Flow (to be defined), (b) 100% of the net cash proceeds of all asset sales or other dispositions of property by the Borrower and its subsidiaries (including insurance and condemnation proceeds) (subject to exceptions and reinvestment provisions to be agreed upon), (c) 100% of the net cash proceeds of issuances, offerings or placements of debt obligations of the Borrower and its subsidiaries (subject to exceptions to be agreed upon), and (d) if the ratio of total debt to EBITDA at the time of such issuance is greater than 2.0 to 1.0, 50% of the net cash proceeds of issuances of equity securities of the Borrower and its subsidiaries (subject to exceptions to be agreed upon).

The above-described mandatory prepayments shall be applied pro rata to the remaining amortization payments under the Term Facility. Each Lender under the Term Facility shall have the right to decline any such mandatory prepayment of its loans, in which case the amount of such prepayment that is declined shall be re-offered to the other Lenders under the Term Facility which shall have accepted such payment on a pro rata basis and, if further declined, such amount shall be applied as set forth below. When there are no longer outstanding loans under the Term Facility, such prepayments will be applied to prepay outstanding loans under the Revolving Facility and cash collateralize letters of credit, in each case with no corresponding permanent reduction of commitments under the Revolving Facility.

Voluntary Prepayments and Reductions in Commitments:	Voluntary reductions of the unutilized portion of the commitments under the Facilities and prepayments of borrowings thereunder will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period. All voluntary prepayments of the Term Facility will be applied pro rata to the remaining amortization payments under the

Term Facility.

Representations and Warranties:	Usual for facilities and transactions of this type and others to be reasonably specified by the Agent, including, without limitation, accuracy of financial statements and other information; no material adverse change; absence of litigation; no violation of agreements or instruments; compliance with laws (including ERISA, margin regulations and environmental laws); payment of taxes; ownership of properties; inapplicability of the Investment Company Act; solvency; effectiveness of governmental approvals; labor matters; environmental and other regulatory matters; and validity, priority and perfection of security interests in the Collateral.

Conditions Precedent to Initial Borrowing:	Delivery of such legal opinions, corporate documents and officers’ and public officials’ certifications as the Agent shall reasonably request; first-priority perfected security interests in the Collateral (free and clear of all liens, subject to customary exceptions and other limited exceptions to be agreed upon); receipt of lien and judgment searches reasonably satisfactory to the Agent; execution of the Guarantees and other definitive documentation, which shall be in full force and effect; accuracy of representations and warranties (subject to customary materiality and material adverse change qualifiers); absence of defaults, prepayment events or creation of liens under debt instruments or other agreements; evidence of authority; payment of fees and expenses; and obtaining of insurance reasonably satisfactory to the Agent.

The initial borrowing under the Facilities will also be subject to the conditions precedent set forth in Exhibit C to the Commitment Letter.

Conditions Precedent to all Borrowings:	Delivery of notice, accuracy of representations and warranties, and absence of defaults.

Affirmative Covenants:	Usual for facilities and transactions of this type and others to be reasonably specified by the Agent (to be applicable to the Borrower and its subsidiaries), including, without limitation, maintenance of corporate existence and rights; performance of obligations; delivery of consolidated and consolidating financial statements and other information, including information required under the PATRIOT Act; delivery of notices of default, litigation, ERISA events and material adverse change; maintenance of properties in good working order; maintenance of satisfactory insurance; maintenance of a rating of the Facilities by each of Standard & Poor’s Ratings Service (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) but, for the avoidance of doubt, with no obligation to maintain any particular minimum rating; compliance with laws; inspection of books and properties; hedging arrangements reasonably satisfactory to the Agent; further assurances; continued perfection of security interests in existing and subsequently acquired Collateral; and payment of taxes.

Negative Covenants:	Usual for facilities and transactions of this type and others to be reasonably specified by the Agent (to be applicable to the Borrower and its subsidiaries), including, without limitation, limitations on dividends on, and redemptions and repurchases of, capital stock and other restricted payments; limitations on prepayments, redemptions and repurchases of debt; limitations on liens and sale leaseback transactions; limitations on loans and investments; limitations on debt, guarantees and hedging arrangements; limitations on mergers, acquisitions and asset sales; limitations on transactions with affiliates; limitations on changes in business conducted by the Borrower and its subsidiaries; limitations on restrictions on ability of subsidiaries to pay dividends or make distributions; limitations on amendments of debt and other material agreements; and limitations on capital expenditures.

Selected Financial Covenants:	Subject to the following levels and the financial definitions set forth in Annex 2 attached hereto, to be the following:

(a)	Maximum ratios of Total Debt to Consolidated EBITDA (for the period of four consecutive fiscal quarters most recently ended on or prior to such date) of no less than 3.25 to 1.0

(b)	Minimum Interest Coverage Ratio (for the period of four consecutive fiscal quarters most recently ended on or prior to such date) of no more than 4.00 to 1.0

(c)	Maximum Capital Expenditures, as determined as of the last day of each fiscal quarter set forth below, for the four fiscal quarters ending on such day, of no more than the amounts set forth opposite such fiscal quarter:

Fiscal Quarter Ending	Amount
(expressed in
millions)
June 30, 2005	$14.6
September 30, 2005	$15.2
December 31, 2005	$15.7
March 31, 2006	$15.4
June 30, 2006	$15.3
September 30, 2006	$16.0
December 31, 2006	$17.0
March 31, 2007	$17.4
June 30, 2007	$17.9
September 30, 2007	$18.4

December 31, 2007	$18.7
Each fiscal quarter ending in 2008	$20.6
Each fiscal quarter ending in 2009	$22.7
Each fiscal quarter ending in 2010	$24.9
Each fiscal quarter ending in 2011	$29.7

Events of Default:	Usual for facilities and transactions of this type (subject, where appropriate, to thresholds and grace periods to be agreed upon) and others to be reasonably specified by the Agent, including, without limitation, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration; bankruptcy; material judgments; ERISA events; actual or asserted invalidity of guarantees or security documents; and Change of Control (to be defined).

Voting:	Amendments and waivers of the definitive credit documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the Facilities (with certain amendments and waivers also requiring class votes), except that the consent of each Lender shall be required with respect to, among other things, (a) increases in the commitment of such Lender, (b) reductions of principal, interest or fees, (c) extensions of final maturity or scheduled amortization and (d) releases of guarantors (other than in connection with permitted asset sales) or all or substantially all of the Collateral.

Cost and Yield Protection:	Usual for facilities and transactions of this type.

Assignments and Participations:	The Lenders will be permitted to assign (a) loans under the Term Facility without the consent of (but with notice to) the Borrower and (b) loans and commitments under the Revolving Facility with the consent of the Borrower, the Swingline Lender and the Issuing Bank, in each case not to be unreasonably withheld or delayed; provided that such consent of the Borrower shall not be required (i) if such assignment is made to another Lender or an affiliate of a Lender or (ii) after the occurrence and during the continuance of a default. All assignments will require the consent of the Agent, not to be unreasonably withheld or delayed. Each assignment will be in an amount of an integral multiple of $1,000,000. Assignments will be by novation and will not be required to be pro rata between the Facilities.

The Lenders will be permitted to sell participations in loans and commitments without restriction. Voting rights of participants shall be limited to matters in respect of (a) increases in commitments,

(b) reductions of principal, interest or fees, (c) extensions of final maturity or scheduled amortization and (d) releases of guarantors (other than in connection with permitted asset sales) or all or substantially all of the Collateral.

Expenses and Indemnification:	The Borrower will indemnify the Arranger, the Agent, the Syndication Agent, the Documentation Agent, the Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each an “Indemnified Person”) and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of its affiliates) that relates to the Transactions, including the financing contemplated hereby, the Acquisition or any transactions connected therewith, provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from its gross negligence or willful misconduct. In addition, all out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of counsel) of the Arranger, the Agent, the Syndication Agent, the Documentation Agent and the Lenders for enforcement costs and documentary taxes associated with the Facilities will be paid by the Borrower.

Governing Law and Forum:	New York.

Counsel to Agent and Arranger:	Latham & Watkins LLP.

ANNEX 1

Interest Rates:	The interest rates under the Facilities will be as follows:

Revolving Facility

If the Facilities are rated at or above the Ratings Threshold (as defined below) on the Closing Date, at the option of the Borrower, Adjusted LIBOR plus 2.25-2.50% or ABR plus 1.25-1.50%. If the Facilities are rated below the Ratings Threshold on the Closing, at the option of the Borrower, Adjusted LIBOR plus 2.50-2.75% or ABR plus 1.50-1.75%.

Term Facility

If the Facilities are rated at or above the Ratings Threshold on the Closing Date, at the option of the Borrower, Adjusted LIBOR plus 2.25-2.50% or ABR plus 1.25-1.50%. If the Facilities are rated below the Ratings Threshold on the Closing, at the option of the Borrower, Adjusted LIBOR plus 2.50-2.75% or ABR plus 1.50-1.75%.

Facilities

The Borrower may elect interest periods of 1, 2, 3 or 6 months for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every three months.

ABR is the Alternate Base Rate, which is the higher of Credit Suisse’s Prime Rate and the Federal Funds Effective Rate plus 1/2 of 1.0%.

Adjusted LIBOR will at all times include statutory reserves.

As used herein, “Ratings Threshold” means a rating of at least B+ by S&P and a rating of a least B1 by Moody’s, in each case with no negative outlook.

Letter of Credit Fee:	A per annum fee equal to the spread over Adjusted LIBOR under the Revolving Facility will accrue on the aggregate face amount of outstanding letters of credit under the Revolving Facility, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the Lenders participating in the Revolving Facility pro rata in accordance with the amount of each such Lender’s Revolving Facility commitment. In addition, the Borrower shall pay to the Issuing Bank, for its own account, (a) a fronting fee equal to a percentage per annum to be agreed upon of the aggregate face

ANNEX 1-1

amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, calculated based upon the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees.

Commitment Fees:	0.50% per annum on the undrawn portion of the commitments in respect of the Revolving Facility, payable quarterly in arrears after the Closing Date and upon the termination of the commitments, calculated based on the number of days elapsed in a 360-day year.

Changes in Interest Rate Margins:	The definitive credit documentation for the Facilities will contain provisions under which, from and after the date of delivery of the Borrower’s financial statements covering a period of at least six full months after the Closing Date, and so long as no default shall have occurred and be continuing, interest rate margins under the Revolving Facility will be subject to change in increments to be agreed upon based upon performance goals to be agreed upon.

Annex 1-2

ANNEX 2
     For purposes of the “Selected Financial Covenants” section in the Term Sheet to which this Annex 2 is attached, the following terms shall have the following meanings (subject, in each case, to final negotiation in the definitive documentation for the Facilities):
     “Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus
(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of
(i)	Consolidated Interest Expense for such period,

(ii)	consolidated income tax expense for such period,

(iii)	all amounts attributable to depreciation and amortization for such period,
(iv) any non-cash charges and expenses (other than the write-down of current assets) for such period (provided, that to the extent that all or any portion of the income of any person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period any amounts set forth in the preceding clauses (i) through (iv) that are attributable to such person shall not be included for purposes of this definition for such period or portion thereof),
(v) non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards,
(vi) non-recurring charges and expenses related to the Acquisition, including (A) employee compensation for the period from the Closing Date to the date that is 150 days thereafter to be paid to employees identified for termination, (B) other severance costs and accrued vacation for terminated employees, (C) retention bonuses, (D) lease termination expenses and other restructuring charges, and (E) fees for Acquisition-related and/or integration-related professional services; provided, however, in each case, that such charges and expenses are (A) incurred within the first year following the Closing Date and (B) identified in reasonable detail in a certificate of the Borrower’s chief financial officer,
(vii) any non-cash decrease in consolidated revenues during such period resulting from the following purchase accounting adjustments made in accordance with GAAP in connection with the Acquisition: (A) loss of deferred revenue of the Company representing the difference between revenues of the Company which would have been amortized into income from deferred revenue (without giving effect to purchase accounting adjustments) and the actual recognized revenues of the Company as of the Closing Date (giving effect to purchase accounting adjustments), and (B) the adjustment resulting from changes in revenue recognition as a result of transitional changes in licensing methodology,
(viii) any other extraordinary, unusual or non-recurring losses or charges; provided, however, in each case, that such charges and expenses are identified in reasonable detail in a certificate of the Borrower’s chief financial officer, and
(ix) without duplication, any losses on the sale of assets or businesses outside of the ordinary course of business,

ANNEX 2-1

minus
(b) without duplication,
(i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period, and
(ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash gains for such period, all determined on a consolidated basis in accordance with GAAP;
provided, that for purposes of calculating Consolidated EBITDA for any period (A) the Consolidated EBITDA of any entity acquired by the Borrower or any of its subsidiaries pursuant to an acquisition permitted by the definitive documentation during such period shall be included on a Pro Forma Basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated EBITDA of any person or line of business sold or otherwise disposed of by the Borrower or any of its subsidiaries during such period for shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any indebtedness in connection therewith occurred as of the first day of such period).
     “Consolidated Net Income” shall mean, for any period, the net income or loss of the Borrower and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded (a) the income of any such subsidiary to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such subsidiary, (b) except to the extent otherwise provided in paragraph (A) of the proviso in the definition of ‘Consolidated EBITDA’, the income or loss of any person accrued prior to the date it becomes a subsidiary or is merged into or consolidated with the Borrower or any of its subsidiaries or the date that such person’s assets are acquired by the Borrower or any subsidiary, (c) the income of any person (other than any subsidiary of the Borrower) in which any other person (other than the Borrower or a wholly owned subsidiary of the Borrower or any director holding qualifying shares in accordance with applicable law) has an interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or one of its wholly owned subsidiaries by such person during such period, and (d) any gains attributable to sales of assets out of the ordinary course of business.
     “Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and synthetic lease obligations) of the Borrower and its subsidiaries for such period (including all commissions, discounts and other fees and charges owed by the Borrower and its subsidiaries with respect to letters of credit and bankers’ acceptance financing), net of interest income, in each case determined on a consolidated basis in accordance with U.S. GAAP, plus (b) any interest accrued during such period in respect of indebtedness of the Borrower or any of its subsidiaries that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with U.S. GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any of its subsidiaries with respect to interest rate hedging agreements.
     “Capital Expenditures” shall mean, for any period, with respect to any person, (i) the additions to property, plant and equipment and other capital expenditures of such person and its consolidated

Annex 1-2

subsidiaries that are (or should be set forth in a consolidated statement of cash flows for such person prepared in accordance with U.S. GAAP and (ii) Capital Lease Obligations incurred by such person and its consolidated subsidiaries for such period.
     “Capital Lease Obligations” shall mean, for any period, with respect to any person, the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on the balance sheet of such person under U.S. GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with U.S. GAAP.
     “Interest Coverage Ratio” shall mean, on any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period, to (b) Consolidated Interest Expense (excluding interest expense in connection with any prepayment by the Borrower of any of the Facilities) for the period of four consecutive fiscal quarters ended on or prior to such date, taken as one accounting period.

Annex 1-3

EXHIBIT B
Sources and Uses of Funds
(in millions of dollars)
(all figures are approximate)

Sources of Funds		Uses of Funds
Existing Cash	$122.0	Acquisition Consideration	$180.0

Revolving Facility[1]	0.0	Transaction Expenses	5.7

Term Facility	70.0	Repayment of Existing	0.4
		Revolving Facility

		Other Costs	6.0

Total Sources	$192.0	Total Uses	$192.0

[1]	Represents amount to be drawn under the $10.0 million Revolving Facility on the Closing Date.

B-1

EXHIBIT C
Project College
$80,000,000 Senior Secured Credit Facilities
Summary of Additional Conditions Precedent2
     Except as otherwise set forth below, the initial borrowing under the Facilities shall be subject to the following additional conditions precedent:
     1. The Acquisition and the other Transactions shall be consummated simultaneously with the closing under the Facilities in accordance with applicable law and on the terms described in the Term Sheet; the Merger Agreement entered into, and all other related documentation shall be substantially in the form disclosed to the Agent, on October 12, 2005, with such changes and additions as are reasonably satisfactory to the Agent.
     2. After giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and its subsidiaries shall have outstanding no indebtedness or preferred stock other than (a) the loans and other extensions of credit under the Facilities and (b) other limited indebtedness to be agreed upon.
     3. The Agent shall have received (a) the unaudited consolidated balance sheet of the Company as of August 31, 2005 and the unaudited consolidated statements of income and cash flows for the eight months ended as of August 31, 2005, and (b) for each month ending after August 31, 2005, an unaudited income statement of the Company for each such month and a balance sheet as of the end of such month, in each case prepared in accordance with US GAAP applied on a consistent basis throughout the periods covered thereby. The financial statements described in clauses (a) and (b) are subject to normal recurring year-end adjustments and do not include footnotes.
     4. The Agent shall have received a pro forma consolidated and consolidating balance sheet and related pro forma consolidated and consolidating statements of income and cash flows of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), which financial statements shall not be materially inconsistent with the forecasts previously provided to the Agent in a manner that constitutes or would reasonably be expected to constitute a material adverse effect on the business, assets, liabilities, operations, financial condition, or historical, current or projected operating results of the Borrower, the Company and their respective subsidiaries, taken as a whole, as reflected in the Bank Forecast.
     5. The Agent shall be satisfied that the Borrower’s consolidated pro forma EBITDA for the four-fiscal quarter period most recently ended prior to the Closing Date (prepared in accordance with Regulation S-X and with such further adjustments in form and substance reasonably satisfactory to the Agent, in each case, to give pro forma effect to the Transactions as if they had occurred at the beginning of such four-fiscal quarter period) (such consolidated pro forma EBITDA, “Pro Forma EBITDA”) shall not be less than $21.5 million.
     6. The Agent shall be satisfied that the Borrower’s ratio of Senior Secured Debt (to be defined) on the Closing Date to Pro Forma EBITDA shall be no more than 3.25 to 1.0.

[2]	All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this term sheet is attached, including Exhibit A thereto.

C-1

     7. The Agent shall have received a certificate from the chief financial officer of the Borrower certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.
     8. All requisite material non-governmental third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no litigation, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.
     9. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or otherwise been terminated and, with respect to any necessary premerger filings with any other administrative agency or commission, court, arbitrational tribunal, or other governmental or regulatory authority or agency, any necessary filings have been made and approvals obtained, or waiting periods shall have expired, as applicable. No action, suit, proceeding, claim, arbitration or investigation before any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency, or before any arbitrator, shall be pending or threatened in writing wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by the Merger Agreement or (ii) cause the transactions contemplated by the Merger Agreement to be rescinded following consummation.
     10. The Agent shall have received, at least five business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

C-2